EXHIBIT 5.1

[Baker Botts L.L.P. Letterhead]

June 17, 2005

Liberty Global, Inc.
12300 Liberty Boulevard
Englewood, CO 80112

Re:	Liberty Global, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is being furnished in connection with the filing by Liberty Global, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). You have requested our opinion concerning the status under Delaware law of the aggregate 10,749,093 shares (the “Series A Shares”) of the Company’s Series A common stock, par value $.01 per share (“Series A Common Stock”), and the aggregate 1,498,154 shares (together with the Series A Shares, the “Shares”) of the Company’s Series B common stock, par value $.01 per share (the “Series B Common Stock”), that may be issued pursuant to the terms of the UnitedGlobalCom, Inc. 2003 Equity Incentive Plan, the UnitedGlobalCom, Inc. 1993 Stock Option Plan, the UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors (effective June 1, 1993), the UnitedGlobalCom, Inc. Stock Option Plan for Non-Employee Directors (effective March 20, 1998), and the Liberty Media International, Inc. Transitional Stock Adjustment Plan (collectively, the “Plans”), the issuance of which is being registered under the Registration Statement.

     We have participated in the preparation and filing of the Registration Statement under the Securities Act. In connection therewith, we have relied, have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.	Restated Certificate of Incorporation of the Company, as currently in effect;

2.	Bylaws of the Company, as currently in effect;

3.	Resolutions of the Company’s Board of Directors authorizing the issuance of the Shares pursuant to the terms of the Plans and the preparation and filing of the Registration Statement under the Securities Act; and

4.	The Plans.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Shares will be issued for

Liberty Global, Inc.	2	June 17, 2005

the consideration permitted under the Plans as currently in effect, and none of such Shares will be issued for less than $.01; (ii) all actions required to be taken under the Plans by the Board of Directors of the Company (or any committee thereof) have been or will be taken by the Board of Directors of the Company (or any committee thereof); and (iii) at the time of issuance of the Shares under the Plans, the Company shall continue to have sufficient authorized and unissued shares of Series A Common Stock and Series B Common Stock reserved for issuance thereunder.

     Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares have been duly authorized for issuance.

2.	If and when any Shares are issued in accordance with the requirements of the Plans and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and non-assessable.

     This opinion is limited to the General Corporation Law of the State of Delaware and federal securities laws. We express no opinion with respect to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.
BAKER BOTTS L.L.P.